Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 19, 2006, relating to the consolidated financial statements and financial statement schedules of MITY Enterprises, Inc., appearing in the Annual Report on Form 10-K of MITY Enterprises, Inc. for the year ended March 31, 2006.

/s/ Deloitte & Touche LLP
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Salt Lake City, Utah
August 2, 2006